THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                           18% Senior Promissory Note

                                    $150,000
                                September 3, 1997

                               New York, New York


     FOR VALUE RECEIVED, (1)WHITE CLOUD EXPLORATION, INC., a Utah corporation, having a principal place of business at 1050 Seventeenth Street, Denver, Colorado 80265 (the "Company"), and, subject to the provisions of Section 5 hereof, Watchout! A California corporation ("Watchout") and Goldpoint International, LLC, a Delaware limited liability company ("Goldpoint") (Watchout and Goldpoint, together, the "Co-obligors") hereby jointly and severally promise to pay to Watchout-Goldpoint Partners, LP (the "Payee"), the principal amount of Twenty Five Thousand ($25,000) Dollars, (2) the Company and, subject to the provisions of Section 5 hereof, Watchout hereby jointly and severally promise to pay tothe Payee the principal amount of One Hundred Thousand ($100,000) Dollars and (3) the Company promises to pay to the Payee the principal amount of Twenty Five Thousand ($25,000) Dollars, on September 3, 1998 (such date, as same may be accelerated in accordance with the terms hereof, is referred to herein as the "Maturity Date"), together with interest,at a rate per annum of eighteen percent (18%) (computed on the basis of actual calendar days outstanding using a 360-day year basis). Payments of principal and interest shall be made at the offices of the holder of this Note, in immediately available lawful money of the United States of America.

     1. Bridge Financing. This Note is issued in connection with the Stock and Asset Contribution Agreement by and among the Company , Watchout and certain other individuals set forth therein dated May 30, 1997 (the "Watchout Agreement") and in the LLC Interest and Asset Contribution Agreement by and among the Company, Goldpoint and certain other individuals set forth therein dated May 30, 1997 (the "Goldpoint Agreement").

     2. Seniority. This Note is the direct obligation of the Company. The indebtedness evidenced by this Note and the payment of the principal thereof shall be Senior (as hereinafter defined) to, and have priority in right of payment over, all indebtedness of the Company, now outstanding or hereinafter incurred. "Senior," as used herein, shall be deemed to mean that, in the event of any default in the payment of the obligations represented by this Note (after giving effect to "cure" provisions, if any) or of any liquidation, insolvency, bankruptcy, reorganization, or similar proceedings relating to the Company, all sums payable on this Note shall first be paid in full, with interest, if any, before any payment is made upon any other indebtedness, now outstanding or hereinafter incurred, and, in any such event, any payment or distribution of any character which shall be made in respect of any otherindebtedness of the Company, shall be paid over to the holder of this Note for application to the payment hereof, unless and until the obligations under this Note (which shall mean the principal and other obligations arising out of, premium, if any, interest on, and any costs and expenses payable under, this Note) shall have been paid and satisfied in full.

     3. Restrictions on Transfer. This Note shall not be transferred (such term to include any disposition which would constitute a sale within the meaning of the Securities Act).

     4. Prepayment Provisions. (a) This Note may be prepaid, at the option of the Company, as a whole or in minimum principal amounts of $10,000 each, at any time or from time to time, in each case on any date on or after the date of issuance and prior to maturity, at a redemption price of 100% of the principal amount of this Note, together with accrued interest through the date of prepayment ("Voluntary Prepayment"); provided, however, that this Note shall be prepaid ("Mandatory Prepayment") to the extent of proceeds exceeding $2,000,000 received by the Company or any affiliate of the Company from the sale or issuance of any debt or equity securities of the Company or any affiliate of the Company or the receipt in such amount of any proceeds of any loans or indebtedness by any of such entities.

     (b) If this Note is called for Voluntary Prepayment pursuant to subsection 4(a) of this Note, the Company shall give written notice to the Payee not less than 5 nor more than 10 days prior to the date fixed for the prepayment thereof. Mandatory Prepayments shall occur simultaneously with the event causing the Mandatory Prepayment.

     Upon notice of any prepayment being given as provided in this subsection 4(b), the Company covenants and agrees to prepay on the date therein fixed for prepayment the principal amount of this Note as specified in such notice, together with interest accrued thereon to such date fixed for prepayment.

     5. Obligation of Co-obligors. Anything contained in this Note to the contrary notwithstanding, the Co-Obligors shall be obligated to make payment of the amounts set forth herein, if, and only if, the Watchout Agreement is rescinded pursuant to Section 11.01 thereof with respect to Watchout, and the Goldpoint Agreement is rescinded pursuant to Section 11.01 thereof with respect to Goldpoint.

     6. Default. Upon the occurrence of any of the following events (herein called "Events of Default") which shall have occurred and be continuing:

     (i) the Company shall default in the payment of principal or interest of this Note when the same becomes due and payable and the continuance of such failure for a period of five (5) days; or

     (ii) (a) the Company shall commence any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement, readjustment of its debts, receivership, dissolution, liquidation, winding-up, composition or any other relief under the Bankruptcy Act, as amended, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or (b) the Company shall admit the material allegations of any petition or pleading in connection with any such proceeding; or (c) the Company applies for, or consents or acquiesces to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property; or (d) the Company makes a general assignment for the benefit of creditors; or

     (iii) (a) commencement of any proceedings or the taking of any other action against the Company in bankruptcy or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or (b) the appointment of a receiver, conservator, trustee or similar officer for the Company or for all or substantially all of its property and the continuance of any of such events for sixty (60) days undismissed, unbonded or undisclosed; or
(c) the issuance of a warrant of attachment, execution or similar process against any of the material assets of the Company and the continuance of such event for sixty (60) days undismissed, unbonded and undischarged; then, and in any such event the holder of this Note may by written notice to the Company declare the entire unpaid principal amount of this Note outstanding together with accrued interest thereon at a rate (the "Late Rate") equal to the highest maximum rate permitted by law (but in any event, not to exceed 18%), due and payable, and the same shall, unless such default be cured within ten (10) days after such notice, forthwith become due and payable upon the expiration of such ten (10) day period, without presentment, demand, protest, or other notice of any kind, all of which are expressly waived.

     7. Affirmative Covenants. The Company covenants and agrees that, while any amounts under this Note are outstanding, it shall:

     (a) Pay all indebtedness as and when due and payable, as the same may be modified or waived by the lenders or other obligees;

     (b) Perform, within all required time periods (after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each material agreement to which it is a party;

     (c) do all things necessary to preserve and keep in full force and effect its corporate existence and continue to conduct its business substantially as now conducted or as otherwise permitted hereunder;

     (d) Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings;

     (e) Comply in all material respects with all Federal, state and local laws and regulations, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements applicable to it (collectively, "Requirements") of all governmental bodies, departments, commissions, boards, companies or associations insuring the premises, courts, authorities, officials or officers which are applicable to the Company or any of its properties, except where the failure to so comply would not have a material effect on the Company or any of its properties; provided, however, that nothing provided herein shall prevent the Company from contesting the validity or the application of any Requirements; and

     (f) Shall keep its insurable properties adequately insured at all times by financially sound and reputable insurers and maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar business.

     8. Negative Covenants. The Company covenants and agrees that while any amount of this Note is outstanding it will not directly or indirectly:

     (a) Incur, create, assume or permit to exist any lien senior to this Note on any of its properties or assets, whether owned at the date hereof or hereafter acquired, or assign or convey any rights to or security interest in any future revenues; and

     (b) Guarantee or otherwise in any way become or be responsible for indebtedness for borrowed money or obligations of any other party, contingently or otherwise, other than indebtedness for lease financing or indebtedness incurred in the ordinary course of business.

     9. Miscellaneous. (a) To the extent permitted by applicable law, the Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish, the benefit and advantage of any valuation, stay, appraisement, extension or redemption law now existing or which may hereafter exist, which, but for this provision, might be applicable to any sale made under the judgment, order or decree of any court, or otherwise, based on this Note or on any claim for principal or interest on this Note.

     (b) The Company agrees that the provisions of this Note shall bind and shall inure to the benefit of the parties hereto and their successors and assigns.

     (c) Except as otherwise provided herein, this Note may be amended, and the performance and observance of any term of this Note may be waived, with (and only with) the written consent of the Company and the holder of this Note as to whom performance is to be waived.

     (d) If any interest rate specified herein is held to be usurious, then the rate charged on the indebtedness represented hereby shall be reduced to the highest rate then permitted by law.

     (e) All notices and other communications provided for hereunder or under this Note shall be in writing, and, if to the Payee, shall be delivered or mailed by registered mail addressed to the Payee at the address as shown at the beginning of this Note or to such other address as the Payee may designate to the Company in writing and, if to the Company, shall be delivered or mailed by registered mail to the Company at 1050 Seventeenth Street, Denver, Colorado 80265 or to such other address as the Company may designate to you in writing.

     (f) This Note shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of law, and cannot be changed, discharged or terminated orally but only by an instrument in writing signed by the party against whom enforcement of any change, discharge or termination is sought.

     (g) The headings of the sections of this Note are inserted for convenience only and do not affect the meaning of such section.

     IN WITNESS WHEREOF, each of the undersigned have caused this Note to be signed by its duly authorized officer or member and to be dated the date and year first above written.


                                     WHITE CLOUD EXPLORATION, INC.


                                  By:
                                     -------------------------------------------
                                     Authorized Officer


                                     WATCHOUT!


                                  By:
                                     -------------------------------------------
                                     Authorized Officer



                                     GOLDPOINT INTERNATIONAL, LLC


                                  By:
                                     -------------------------------------------
                                     Authorized Member

STATE OF     )
             )  ss.:
COUNTY OF    )

     On this ______day of ___________ 1997, before me, the undersigned Notary Public, personally appeared _________________ _________________, who being by me duly sworn did depose and say that he is (the) (a) ______________ of WHITE CLOUD EXPLORATION, INC. the entity that executed the foregoing instrument and that he executed such instrument by order of the Board of Directors, and that he signed his name by like order.



                                   Notary Public

STATE OF     )
             )  ss.:
COUNTY OF    )

     On this ______day of ___________ 1997, before me, the undersigned Notary Public, personally appeared _________________ _________________, who being by me duly sworn did depose and say that he is (the) (a) ______________ of WATCHOUT! the entity that executed the foregoing instrument and that he executed such instrument by order of the Board of Directors, and that he signed his name by like order.



                                   Notary Public



STATE OF     )
             )  ss.:
COUNTY OF    )

     On this ______day of ___________ 1997, before me, the undersigned Notary Public, personally appeared _________________ _________________, who being by me duly sworn did depose and say that he is the Member-Manager of GOLDPOINT INTERNATIONAL, LLC the entity that executed the foregoing instrument.



                                    Notary Public